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                                                        EXHIBIT 10.2


                   SEPARATION AGREEMENT AND RELEASE OF CLAIMS


This AGREEMENT is between FIRST SECURITY BANK OF LEXINGTON, a Kentucky banking corporation ("Bank") and FIRST SECURITY BANCORP, INC., a Kentucky corporation ("Company"), and JOHN S. SHROPSHIRE ("Shropshire"), an individual.

In consideration of the covenants and promises set forth below, Bank, Company and Shropshire, intending to be bound legally, agree as follows:

1. TERMINATION: Bank and Company have agreed with Shropshire to sever and terminate the employment relationship effective at the close of business on August 31, 2003 (the "TERMINATION DATE").

2. BOARD POSITIONS: Shropshire will resign as chairman of the boards of both Bank and Company immediately upon execution of this Agreement. Shropshire will remain as a director of Bank and Company until close of business on August 31, 2003, at which time Shropshire will resign both directorships, unless requested to do so earlier by the executive committee of Bank or Company.

3. SEVERANCE: In exchange for a waiver and release of any claims that Shropshire has or may have against Bank or Company, and in lieu of any other benefits to which Shropshire is or may be entitled, Bank, Company and Shropshire have agreed that Bank shall pay to Shropshire the following:

     (a) Bank shall withhold from any payments made pursuant to this Agreement any taxes required by law to be withheld.

     (b) Bank shall continue to pay Shropshire his current salary and provide all of his current benefits (including, health, dental, life and disability insurance, 401K match, country and business club dues, cell phone, and automobile allowance) until close of business on August 31, 2003.

     (c) Bank shall pay Shropshire a bonus for the year of 2000-2001 in the amount of $17,000 upon the execution of this Agreement.

     (d) Bank shall pay Shropshire his current salary and (except as provided in Section 4 below) provide all of his current benefits (as defined above) from September 1, 2003 to March 1, 2004.

4. COBRA: During the one (1) year period following the Termination Date, Bank shall pay the COBRA premium for Shropshire's continued coverage under the Bank group health and dental plans under which he is covered on the Termination Date and for which he timely makes an election to receive COBRA continuation coverage. Shropshire shall continue to pay his co-payment now in effect for coverage under those plans. In the event that Shropshire shall obtain substantially similar insurance coverage as a part of a customary employment package by a new employer, then Bank's obligations under this paragraph shall cease upon the effective date of such new coverage. In addition, Shropshire shall be responsible for the payment of COBRA premiums for any remaining COBRA coverage to which he may be entitled by law after the expiration of Bank's obligations under this paragraph. The period of COBRA coverage shall commence on the Termination Date.

5. STOCK OPTIONS: All shares in which Shropshire is vested as of the Termination Date will remain vested and be exercisable pursuant to the terms of the applicable stock option plan.

6. NO OTHER BENEFITS: Other than as specifically set forth above, Bank, Company and Shropshire agree that, after the Termination Date, Shropshire will not be eligible to receive or participate in any of the benefits or perquisites offered by Bank or Company to its employees.

7. NON-COMPETITION; NON-SOLICITATION:

In consideration for the covenants herein, Shropshire specifically undertakes and agrees that for the one (1) year period following the Termination Date he will not, either directly or indirectly, in any capacity, whether as an employee, manager, owner, shareholder, director, trustee or consultant, solicit or contact any customer or client of Bank or Company. Shropshire hereby warrants that such restriction is reasonable and will not preclude him from earning a living. If Shropshire violates this paragraph then Bank's obligations under Paragraphs 3(d) and 4 shall immediately cease.

8. CONFIDENTIALITY:

     (a) For purposes of this Agreement, the term "Confidential Information" shall mean information that the Bank or Company owns or possesses, that it uses or is potentially useful in its business, that it treats as proprietary, private, or confidential, and that is not generally known to the public, including, but not limited to, information relating to the Bank or Company's existing and contemplated businesses, sales, financials, products, services, technology, techniques, processes, formulae, inventions or know-how, marketing, sales methods, technical service expertise, employees, personnel files, lists of actual or potential customers, and actual and potential customer usage and requirements.

     (b) Shropshire acknowledges that Shropshire occupies a position of trust and confidence with Bank and Company and has access to and may develop Confidential Information of actual or potential value to or otherwise useful to Bank and Company. Shropshire covenants and agrees that during employment and after the termination of Shropshire's employment for any reason, Shropshire will treat as confidential and will not, without express authorization from the Bank and Company, disclose or use in whole or in part any Confidential Information that he may acquire while employed.

     (c) Shropshire agrees that under no circumstances will he remove from Bank or Company's offices any books, records, documents, or computer data or any of Bank or Company's property. At the Termination Date, Shropshire will promptly deliver to Bank or Company all memoranda, notes, records, documents, diskettes, computer data, sketches, plans, models, compositions, formulations, and other tangible items made or compiled by Shropshire or in Shropshire's possession or control concerning or relating to any Confidential Information or to any business, product, process, operation, personnel, or business associate of Bank or Company. These memoranda, notes, records, documents, diskettes, computer data, sketches,

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


plans, models, compositions, formulations, or other tangible items (and all copies thereof) shall be and remain at all time the Bank or Company's property.

9. RELEASE OF CLAIMS: Shropshire, on behalf of himself and his heirs, executors, administrators, representatives, successors and assigns, in consideration of the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, remises, releases and forever discharges Bank and Company, their representatives, subsidiaries, affiliated corporations, successors and assigns and their respective officers, directors, shareholders, employees and agents (collectively, the "RELEASEES") from any and all claims, damages, actions, causes of action, losses, liabilities, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, extents, executions, costs and expenses of any nature whatsoever, including, without limitation, court costs and attorneys' fees, whether or not now known, claimed or suspected, fixed or contingent, in law or in equity relating in any way to his employment and relationship with Bank or Company (collectively, the "CLAIMS") which Shropshire now has, has ever had, has ever claimed to have had or may have against Releasees, including: any and all Claims for violation of the common law, including, but not limited to, wrongful discharge of employment, breach of contract - express or implied, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentations, negligence, slander, defamation or self-defamation; any and all Claims for violation of any federal, state, local or municipal rule, regulation or statute, including, but not limited to, alleged violations of the Age Discrimination in Employment Act of 1967, as amended (and including the Older Workers Benefit Protection Act), 29 U.S.C. ss.621 ET SEQ. (the "ADEA"), the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974, as amended; the Immigration Reform Control Act, as amended; the Americans With Disabilities Act of 1990, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act, as amended; the Occupational Safety and Health Act, as amended; the Consolidated Omnibus Budget Reconciliation Act, as amended, the Kentucky Civil Rights Act, KRS Chapter 344, and all applicable state anti-discrimination, anti-retaliation, wage and hour and other employment laws; any and all Claims for violation of any public policy having any bearing whatsoever on the terms or conditions of Shropshire's employment or cessation of employment with Bank and Company; any and all Claims arising directly or indirectly out of Shropshire's employment by bank or Company and any predecessor companies; and any and all Claims for attorneys' fees and costs.

This Release of Claims does not impair the express obligations of Bank or Company that are set forth in this Agreement.

Shropshire covenants and agrees that he will not assert any claim or initiate any legal or other action against any Releasee with respect to any matter covered by the foregoing release. Shropshire acknowledges and agrees that if he or any of his representatives, heirs, executors or administrators should hereafter make against the Releasees any claim or demand or commence or threaten to commence any action, claim or proceeding otherwise prohibited by this Agreement, this paragraph may be raised as a complete bar to any such action, claim or proceeding and the applicable Releasees may recover from you all costs incurred in connection with such action, claim or proceeding.

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


Notwithstanding anything to the contrary set forth in this Paragraph 9, Shropshire does not release in any way any rights he may have for indemnification as a director, officer or agent of Bank or Company pursuant to statutory law or pursuant to the articles of incorporation or bylaws of Bank or Company.

10.  FUTURE  RELEASE:   Shropshire  agrees  to  execute  an  additional  release
substantially in the form of Paragraph 9 above, upon the Termination Date.

11. REVOCATION PERIOD:

     (a) Shropshire acknowledges that he has seven (7) days after execution of this Agreement to revoke it.

     (b) IF SHROPSHIRE DESIRES TO REVOKE THIS AGREEMENT AFTER EXECUTION, HE MUST NOTIFY BANK AND COMPANY IN WRITING, WHICH WRITING MUST BE RECEIVED ON OR BEFORE 11:59 P.M. ON THE SEVENTH DAY AFTER EXECUTION OF THIS AGREEMENT. IF THE LAST DAY OF THE REVOCATION PERIOD IS A SATURDAY, SUNDAY OR LEGAL HOLIDAY, THEN THE REVOCATION PERIOD SHALL NOT EXPIRE UNTIL THE NEXT FOLLOWING DAY WHICH IS NOT A SATURDAY, SUNDAY OR LEGAL HOLIDAY. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE, AND THE CONSIDERATION DESCRIBED ABOVE SHALL NOT BE PAYABLE, UNTIL THE REVOCATION PERIOD HAS EXPIRED WITHOUT SUCH REVOCATION HAVING BEEN GIVEN.

12. MERGER AND INTEGRATION: Except with respect to the agreements referenced in Paragraph 5 above, all prior understandings and agreements between the parties are merged into this Agreement, which expresses the complete understanding and agreement between the parties. Notwithstanding the foregoing, any Bank or Company policies and agreements, regarding confidentiality of Bank, Company or customer information remain in full force and effect and are not altered in any way by this Agreement.

13. SEVERABILITY: If any term or provision of this Agreement or the application thereof to any person, entity or circumstance shall to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to such person, entity or circumstance other than those that are held invalid or unenforceable, shall not be affected thereby, and each other term and provision shall be valid and enforced to the fullest extent permitted by law. The parties authorize the court to reduce in scope or modify, if possible, all invalid or unenforceable provisions, so that they become valid or enforceable.

14.  SUCCESSORS:  This  Agreement  shall be binding upon, and shall inure to the
benefit  of  the  parties  hereto  and  their   respective   heirs,   executors,
administrators, successors and assigns.

15. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to its conflict of laws principles.

16. WAIVER OF RIGHTS: Shropshire understands that there are various state, federal and local laws that prohibit employment discrimination on the basis of, among other things, age, sex, race,

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


national origin, religion and disability and that these laws are enforced by various government agencies. Shropshire intends to waive and hereby does waive any right that he may have to bring a claim against Bank or Company under the Age Discrimination in Employment Act of 1967 as amended, and under any other laws regarding employment discrimination with respect to his employment with Bank or Company. Shropshire acknowledges that he does not waive the right of the Equal Employment Opportunity Commission to act in any matter.

SHROPSHIRE SPECIFICALLY ACKNOWLEDGES THE FOLLOWING:

     A) SHROPSHIRE HAS READ THIS AGREEMENT INCLUDING THE FULL RELEASE OF CLAIMS AND FULLY UNDERSTANDS ITS TERMS;

     B) SHROPSHIRE IS VOLUNTARILY ENTERING INTO THIS AGREEMENT KNOWINGLY OF HIS OWN FREE WILL AND WITHOUT UNDUE INFLUENCE OR STRESS;

     C) THE WAIVER SPECIFICALLY REFERS TO RIGHTS OR CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 AS AMENDED;

     D) SHROPSHIRE HAS NOT WAIVED ANY RIGHTS ARISING AFTER THE DATE THAT HE EXECUTES THIS AGREEMENT;

     E) THE PAYMENTS AND BENEFITS AND OTHER CONSIDERATION PROVIDED BY THIS AGREEMENT INCLUDE PAYMENTS AND BENEFITS THAT ARE IN ADDITION TO ANYTHING OF VALUE TO WHICH SHROPSHIRE IS ALREADY ENTITLED;

     F) SHROPSHIRE HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY;

     G)   SHROPSHIRE  HAS  BEEN  GIVEN A  PERIOD  OF 21 DAYS  TO  CONSIDER  THIS
          AGREEMENT;

     H) THE AGREEMENT PROVIDES SHROPSHIRE WITH A PERIOD OF 7 DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT TO REVOKE THE AGREEMENT; AND

     I) THE AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL THE EIGHTH DAY FOLLOWING EXECUTION BY THE SHROPSHIRE OF THIS AGREEMENT.

If Shropshire signs the Agreement prior to the expiration of the twenty-one days given to Shropshire within which to consider this Agreement, he does so voluntarily and of his own free will.

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IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE
BELOW.



/s/ JOHN S. SHROPSHIRE                      Date: July 7, 2003
John S. Shropshire


FIRST SECURITY BANK OF
LEXINGTON

                                            Date:July 7, 2003
/s/ LEN ALDRIDGE

By:LEN ALDRIDGE
Title:MEMBER OF EXECUTIVE COMMITTEE


FIRST SECURITY BANCORP, INC.

                                            Date:July 7, 2003
/s/ LEN ALDRIDGE

By:LEN ALDRIDGE
Title:MEMBER OF EXECTUVIE COMMITTEE



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